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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 24, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

A LINK TO THE FOLLOWING PRESS RELEASE WAS POSTED ON THE CA WEBSITE ON AUGUST 23, 2001:


[NY State Logo]

                           NEWS
                           FROM THE OFFICE OF THE NEW YORK STATE COMPTROLLER
                           H. CARL MCCALL

CONTACT:  Jeffrey Gordon                       FOR RELEASE:   Immediately
          (518) 474-4015                                      August 23, 2001

                      COMPTROLLER MCCALL TO CAST PROXY VOTE
                   IN FAVOR OF COMPUTER ASSOCIATES MANAGEMENT

      State Comptroller H. Carl McCall, sole trustee of the $112 billion New York State Common Retirement Fund (CRF), announced today that the CRF is voting to support the current Board of Directors of Computer Associates. The CRF is voting 1,486,602 shares of Computer Associates stock.

      "This is not the time to introduce a divisive element to the Board," McCall said. "Computer Associates has had strong performance in the past. Over the long term, Computer Associates has been a strong asset for the nearly one million members of the New York State Retirement Systems and, as a company, has played a vital role in the economy and community of Long Island.

      "As a shareholder, I believe the current Board's plans to improve their operations will have positive results. And, quite simply, I do not believe that the plan offered by the dissident slate will be more successful than the one being pursued by the current Board," McCall said.

      "There is no question that the company's performance last year was extremely disappointing," McCall said. "This is a volatile time for the entire computer industry, and Computer Associates - along with many of its peers - has faced difficulties. However, the company's Board is addressing its problems, and the new business plan is showing signs of success."

      McCall noted that Computer Associates' stock price is up 75% year-to-date.


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      "Computer Associates needs a unified Board to face the challenges of growing the business in the coming years, and to be able to provide the best returns possible to shareholders," McCall said. "The members of the retirement system and the Long Island community needs a Board that will ensure long-term growth and stability."

                                       ###

                Albany Phone: (518) 474-4015 Fax: (518) 473-8940
                  NYC Phone: (212) 681-4825 Fax: (212) 681-4468
                      Internet: http://www.osc.state.ny.us
                          E-Mail: press@osc.state.ny.us